Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Pre-Effective Amendment No. 1 to Form S-3 (File No. 333-273911) and on Forms S-8 (File Nos. 333-266996, 333-231391, 333-223741, 333-197283, 333-246746, and 333-278395) of our report dated March 30, 2026, with respect to the consolidated financial statements of Actinium Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Houston, Texas

March 30, 2026